EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Peerless Industrial Group, Inc. (formerly known as Discus Acquisition Corporation) on Form S-8 of our report dated March 27, 1996, on our audits of the consolidated financial statements of Peerless Industrial Group, Inc. as of December 31, 1995, and December 25, 1994, and for the years then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

                                             /S/ COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
August 23, 1996